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                                                                     Exhibit 5.1

                     [Drinker Biddle & Reath LLP Letterhead]



                                                                February 1, 2005

Zanett, Inc.
135 E. 57th Street, 15th Floor
New York, NY 10022

Ladies and Gentlemen:

         We have acted as special counsel to Zanett, Inc., a Delaware corporation (the "Company"), in connection with (i) the issuance and sale by the Company of up to $50,000,000 of renewable, unsecured, subordinated notes (the "Notes") and (ii) the preparation of the Company's Registration Statement on Form S-2 (File No. 333-120524) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act").

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the form of Note and the Indenture by and between the Company and U.S. Bank, National Association, (the "Indenture," and together with the form of Note, the "Note Documents"), each in the form filed as an exhibit to the Registration Statement, and of the Registration Statement and of such corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         In all cases, we have assumed the legal capacity of each natural person signing any of the Note Documents, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. We have further assumed that the Note Documents have been duly authorized, executed and delivered by, and are the legal, valid and binding obligations of, all parties thereto other than the Company.

         As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the parties in the Note Documents and of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.



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         Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion, the Notes have been duly authorized for issuance and, when duly issued, executed and authenticated in accordance with the provisions of the Indenture, and delivered upon payment therefor in accordance with the terms of the Note Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including laws related to fraudulent transfers or conveyances) and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ Drinker Biddle & Reath LLP
                                            ------------------------------------
                                            DRINKER BIDDLE & REATH LLP